EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of March 16, 2018 (the “Effective Date”) by and between Interpace Diagnostics Group, Inc. (together with Interpace Diagnostics, LLC and Interpace Diagnostics Corporation, the “Company”) having its principal place of business at Morris Corporate Center, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054, and James Early (the “Chief Financial Officer, Corporate Secretary and Treasurer”).

RECITALS

WHEREAS, the Executive is currently employed by the Company as its Chief Financial Officer, Corporate Secretary and Treasurer; and

WHEREAS, the Company desires to continue the Executive’ employment with the Company as its Chief Financial Officer, Corporate Secretary and Treasurer, and the Executive agrees to accept such continued employment, in accordance with the terms and conditions set forth in this Agreement

NOW THEREFORE, in consideration of the above premises, the mutual covenants contained herein, and other good and valuable consideration, the Parties hereto agree as follows:

1. Employment

The Company will employ Chief Financial Officer, Corporate Secretary and Treasurer and Chief Financial Officer, Corporate Secretary and Treasurer agrees to be employed upon the terms and conditions set forth in this Agreement.

2. Position and Duties

Chief Financial Officer, Corporate Secretary and Treasurer shall be employed as a Chief Financial Officer, Corporate Secretary and Treasurer and shall have responsibilities and duties consistent with the operational needs of the Company and as agreed upon by Chief Financial Officer, Corporate Secretary and Treasurer and the Company.

3. Confidentiality and Restrictive Covenants

Chief Financial Officer, Corporate Secretary and Treasurer understands that a result of his employment by the Company, Chief Financial Officer, Corporate Secretary and Treasurer will be placed in a position of trust and confidence and will be entrusted with confidential information, as well as the Company’s confidential proprieta1y information and trade secrets, to enable him to carry out his job functions. Because Chief Financial Officer, Corporate Secretary and Treasurer will be receiving this confidential information, Chief Financial Officer, Corporate Secretary and Treasurer agrees that as a condition of employment, Chief Financial Officer, Corporate Secretary and Treasurer will execute a form of Confidential Information, Non-Disclosure, Non-Competition, Non-Solicitation, and Rights to Intellectual Property Agreement satisfactory to the Company and consistent with the form attached hereto as Exhibit A and will comply at all times with applicable policies and law relative to confidentiality and non-disclosure.

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4. Compensation and Other Benefits

Base Salary. During the Term of Employment, the Chief Financial Officer, Corporate Secretary and Treasurer shall receive a base salary per annum payable in accordance with the Company’s normal payroll practices as in effect from time to time of $250,000 (“Base Salary”). The Chief Financial Officer, Corporate Secretary and Treasurer’s Base Salary may be reviewed by Jack E Stover, CEO and the Compensation Committee of the Board of Directors (the “Compensation Committee”) on an annual basis and shall be subject to adjustment, as determined by the CEO in conjunction with the Compensation Committee. Effective as of the date of any such change, the Base Salary as so modified shall be the new Base Salary for all purposes of this Agreement.

Annual Bonus. During the Term of Employment, the Chief Financial Officer, Corporate Secretary and Treasurer shall be eligible to earn an annual performance bonus, subject to the attainment of annual performance goals as set and determined by the CEO in conjunction with the Compensation Committee of up to an annual targeted bonus of up to 30% of his Base Salary (the “Target Bonus”). Such bonus metrics shall be determined quarterly (but paid annually).

Benefit Plans. During the Term of Employment, the Chief Financial Officer, Corporate Secretary and Treasurer shall be eligible to participate in and be covered on the same basis as other senior management of the Company, under all employee benefit plans and programs maintained by the Company, including without limitation vacation, retirement, stock plans, health insurance and life insurance.

5. Termination

The Parties acknowledge that Chief Financial Officer, Corporate Secretary and Treasurer’s employment with the Company is “at will” and that Chief Financial Officer, Corporate Secretary and Treasurer’s employment may be terminated by Chief Financial Officer, Corporate Secretary and Treasurer or the Company at any time, for any reason or for no reason. In the event that Chief Financial Officer, Corporate Secretary and Treasurer employment is terminated by the Company for any reason other than death, Total Disability, or Cause, as defined by this Agreement, Chief Financial Officer, Corporate Secretary and Treasurer shall be entitled to severance equal to six (6) months of base salary payable in monthly installments over a six month period of time (the “Severance Payment”) and Chief Financial Officer, Corporate Secretary and Treasurer shall also be entitled to health benefits continuation for six (6) months or reimbursement for COBRA payments for that period, whichever the Company deems appropriate at the time. In the event that the Chief Financial Officer, Corporate Secretary and Treasurer’s employment is terminated by the Company on account of death, Total Disability, or Cause, Chief Financial Officer, Corporate Secretary and Treasurer shall not be entitled to any severance payment or benefit continuation, other than as required by law in effect at such time.

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6. Resignation

In the event that Chief Financial Officer, Corporate Secretary and Treasurer resigns his employment with the Company for Good Reason as defined by this Agreement, Chief Financial Officer, Corporate Secretary and Treasurer shall be entitled to severance equal to (6) months of base salary payable in monthly installments over a six month period of time. (the “Resignation Payment”). In the event that Chief Financial Officer, Corporate Secretary and Treasurer resigns without Good Reason, the Chief Financial Officer, Corporate Secretary and Treasurer shall not be entitled to any severance payment or benefit continuation, other than as required by law in effect at such time.

7. Severance Conditioned Upon Release

Notwithstanding any provision herein to the contrary, the continuation of health benefits and the Severance Payment provided for in Section 4 of this Agreement or the Resignation Payment provided for in Section 5, as applicable, is subject to and contingent upon the Chief Financial Officer, Corporate Secretary and Treasurer’s execution of a Severance Agreement and General Release acceptable to the Company, which becomes effective within 60 days following the Termination Date. In addition to a release of all claims, such Severance Agreement and General Release may include Confidentiality, Non-Disparagement, No-Reapply, and/or other appropriate terms. The Severance Payment or the Resignation Payment, as applicable, will be made once the Severance Agreement and General Release becomes effective. Notwithstanding the foregoing, if the 60 day period following the Chief Financial Officer, Corporate Secretary and Treasurer’s termination ends in a calendar year after the year in which the Chief Financial Officer, Corporate Secretary and Treasurer’s employment terminates, the Severance Payment or the Resignation Payment, as applicable, shall be made no earlier than the first day of such later calendar year.

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8. Section 409A Compliance

The following rules shall apply, to the extent necessary, with respect to distribution of the payments and benefits, if any, to be provided to Chief Financial Officer, Corporate Secretary and Treasurer under this Agreement. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and the parties hereto agree to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply therewith and without resulting in any increase in the amounts owed hereunder by the Company. Subject to the provisions in this Section, the severance payments pursuant to this Agreement shall begin only upon the date of Chief Financial Officer, Corporate Secretary and Treasurer’s “separation from service” which occurs on or after the date of Chief Financial Officer, Corporate Secretary and Treasurer’s termination of employment. It is intended that each installment of the severance payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A. If, as of the date of Chief Financial Officer, Corporate Secretary and Treasurer’s “separation from service” from the Company, Chief Financial Officer, Corporate Secretary and Treasurer is a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments (including any lump sum payments) and benefits due under this Agreement, that would not otherwise be exempt from Section 409A (either pursuant to a short-term deferral exception, the exception for separation pay upon an involuntary separation from service or otherwise), above and that would, absent this subsection, be paid within the six-month period following Chief Financial Officer, Corporate Secretary and Treasurer’s “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, Chief Financial Officer, Corporate Secretary and Treasurer’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following Chief Financial Officer, Corporate Secretary and Treasurer’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (ii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iii) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. Notwithstanding anything herein to the contrary, the Company shall have no liability to Chief Financial Officer, Corporate Secretary and Treasurer or to any other person if the payments and benefits provided in this Agreement that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.

9. Definitions of “Cause” and “Good Reason”

For purposes of this Agreement, “Cause” shall be defined as (1) material or willful failure to perform duties reasonably expected and/or requested of Chief Financial Officer, Corporate Secretary and Treasurer if such material or willful failure continues for more than thirty (30) days after notice of such material or willful failure to perform; (2) conviction of, guilty plea to, or confession of guilt of a felony or an act involving moral turpitude; (3) commission of a fraudulent, illegal, or dishonest act in commission of his duties or otherwise in respect to the Company; (4) willful misconduct or gross negligence; (5) material violation of the Company’s policies or procedures; and/or (6) material violation of any Confidential Information, Non-Disclosure, Non-Competition, Non-Solicitation, and Rights to Intellectual Property Agreement between Chief Financial Officer, Corporate Secretary and Treasurer and the Company; (7) a material breach of any of the terms or conditions of this Agreement not cured within thirty (30) days written notice from the Company to Chief Financial Officer, Corporate Secretary and Treasurer specifying such breach; (8) the failure to adhere to moral and ethical business principles consistent with the Company’s Code of Business Conduct and Guidelines on Corporate Governance as in effect from time to time; or (9) engaging in an act or series of acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002.

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For purposes of this Agreement, “Total Disability” shall mean Chief Financial Officer, Corporate Secretary and Treasurer’s substantial inability to perform his· duties, with or without reasonable accommodation, due to physical or mental disablement which continues in excess of three (3) months as determined by an independent qualified Chief Financial Officer, Corporate Secretary and Treasurer of an appropriate specialty acceptable to the Company and Chief Financial Officer, Corporate Secretary and Treasurer, or in the event the Company and Chief Financial Officer, Corporate Secretary and Treasurer are unable to agree, a three (3) member panel of Chief Financial Officer, Corporate Secretary and Treasurers of an appropriate specialty, one of whom shall be selected by the Company, one of whom shall be selected by Chief Financial Officer, Corporate Secretary and Treasurer, and one (I) of whom shall be selected by the other two (2) panel Chief Financial Officer, Corporate Secretary and Treasurers.

For purposes of this Agreement, “Good Reason” shall mean a (1) substantial reduction in Chief Financial Officer, Corporate Secretary and Treasurer’s base compensation; (2) material reduction in Chief Financial Officer, Corporate Secretary and Treasurer’s duties and responsibilities (except a change in position or job title shall not be deemed a “material reduction” unless Chief Financial Officer, Corporate Secretary and Treasurer’s duties are substantially reduced); or (3) relocation of Chief Financial Officer, Corporate Secretary and Treasurer’s work site more than fifty (50) miles from the location at commencement of this Agreement. Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless the Chief Financial Officer, Corporate Secretary and Treasurer gives the Company written notice within thirty (30) days after the occurrence of the event which Chief Financial Officer, Corporate Secretary and Treasurer believes constitutes the basis for Good Reason, specifying the particular act or failure to act which Chief Financial Officer, Corporate Secretary and Treasurer believes constitutes the basis for Good Reason. If the Company fails to cure such act or failure to act, if curable, within thirty (30) days after receipt of such notice, Chief Financial Officer, Corporate Secretary and Treasurer may terminate his employment for Good Reason.

10. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

11. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one Agreement.

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12. Representation

The Parties acknowledge that they have read and fully understand the contents of this Agreement and knowingly and voluntarily execute it after having had an opportunity to consult with legal counsel as they deem appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as specified above.

Date of Signature	Chief Financial Officer, Corporate Secretary and Treasurer

James Early

Date of Signature	Interpace Diagnostics Group, Inc.

Jack E Stover, President and Chief Executive Officer